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                                                                    EXHIBIT 32.2


                   CERTIFICATION OF PERIODIC FINANCIAL REPORT
                       PURSUANT TO 18 U.S.C. SECTION 1350



The undersigned officer of Hines Horticulture, Inc. (the "Company") hereby certifies that the Company's quarterly report on Form 10-Q for the period ended September 30, 2006 to which this certification is being furnished as an exhibit (the "Report"), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: November 14, 2006
                                    /s/ CLAUDIA M. PIEROPAN
                                    -----------------------
                                        Claudia M. Pieropan
                                        Chief Financial Officer, Secretary and
                                        Treasurer
                                        (Principal Financial and Accounting
                                        Officer)